UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 2, 2026

Jacobs Solutions Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-7463	88-1121891
(State of incorporation)	(SEC File No.)	(IRS Employer identification number)

1999 Bryan Street, Suite 3500, Dallas, Texas	75201
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number (including area code): (214) 583-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $1 par value	J	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

On January 2, 2026, Jacobs Solutions Inc., a Delaware corporation (the “Company”), entered into an Implementation Deed (the “Implementation Deed”) with Jacobs UK Holdings Limited, a company incorporated in England and Wales and a subsidiary of the Company (the “Purchaser”), PA Consulting Group Limited, a company incorporated in England and Wales (“PA Consulting”), and the several persons whose names are set out in Schedule 1 thereto as stakeholder representatives. Pursuant to the Implementation Deed and certain related agreements, and subject to the terms and conditions thereof, the Purchaser will acquire from shareholders of PA Consulting other than the Company and its affiliates (the “PA Shareholders”) all of the remaining issued share capital of PA Consulting (the “PA Shares”) owned by the PA Shareholders. The Purchaser will acquire the PA Shares for an aggregate initial consideration to be satisfied in a combination of cash and new shares of common stock of the Company, par value $1.00 per share (“Company Common Stock”), with the number of shares of Company Common Stock set at 20% of the aggregate initial consideration, net of certain shareholder expenses, and issued at a price of £100.20 per share, as set forth in the Implementation Deed. The initial consideration is subject to adjustment in accordance with the terms of the Implementation Deed. Based on certain assumptions relating to the timing of the closing, and the magnitude of the expected adjustments to the initial consideration, the initial consideration reflects an implied enterprise value for PA Consulting of approximately £3.05 billion. Additionally, assuming closing of the transaction, the consideration will include an additional £75 million in shares of Company Common Stock issuable on the second anniversary of the date that the Scheme (as defined below) is effective with the number of shares based on the dollar volume weighted average for a 10 day averaging period ending shortly before such second anniversary, provided that in the sole discretion of the Company, such amount may be paid in cash or a combination of cash and Company Common Stock (the transactions described in this paragraph, collectively, the “Transaction”).

Under the terms of the Implementation Deed, the Transaction will primarily be implemented by means of a scheme of arrangement to be undertaken by PA Consulting under Part 26 of the UK Companies Act 2006 (the “Scheme”). The Scheme involves an application by PA Consulting to the High Court of Justice in England and Wales (the “Court”) to sanction the Scheme. Pursuant to the Scheme and upon consummation of the Transaction, the Purchaser and Jacobs Engineering Group Inc. (a subsidiary of the Company) will own the entire issued share capital of PA Consulting. The Implementation Deed contains undertakings by the Company to use all reasonable endeavors to provide, among other things, the necessary materials to the relevant PA Shareholders in respect of the Scheme, and certain customary undertakings and covenants of the other parties in respect of the Scheme.

The completion of the Transaction is subject to the satisfaction or waiver of certain conditions including, among other things, (i) the approval of the Scheme by a majority in number, representing at least 75 percent in value, of each class of PA Shareholders constituted by the Court for voting purposes under the Scheme, (ii) the sanction of the Court, (iii) the approval of the UK Secretary of State exercising authority under the UK National Security and Investment Act 2021, (iv) the receipt of specified approvals from the Danish Business Authority under the Danish Investment Screening Act and (v) consummation of certain related transactions pursuant to which the Purchaser will acquire a number of PA Shares through separate concurrent arrangements. The Purchaser’s obligations under the Implementation Deed are not subject to any conditions regarding its or any other person’s ability to obtain financing for the consummation of the Transaction.

The Implementation Deed contains certain customary representations, warranties and covenants made by the parties in respect of the Transaction. The Company has agreed to unconditionally and irrevocably guarantee to the other parties the performance and observance by the Purchaser of all its obligations, commitments, undertakings and warranties under the Implementation Deed.

The Implementation Deed will terminate with immediate effect and all rights and obligations of the parties shall cease if agreed in writing between the parties or upon notice by any party to the other parties, if closing of the Transaction has not occurred on or before 5 pm (UK time) on May 29, 2026, or such other date as the parties may agree in writing. The Implementation Deed is governed by English law.

Item 3.02	Unregistered Sales of Equity Securities.

The information under Item 1.01 of this Current Report with respect to the portion of the consideration payable in Company Common Stock pursuant to the Transaction is incorporated herein by reference. The Company Common Stock to be issued as part of the consideration for the Transaction will be issued to certain PA Shareholders in reliance on the exemption from registration provided by Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”), and to others in reliance on the exemption from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof and/or Rule 506 of Regulation D thereunder.

Item 7.01	Regulation FD Disclosure.

On January 5, 2026, the Company issued a press release announcing the details related to the Transaction. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company intends to enter into one or more hedging arrangements to manage its exposure to fluctuations in foreign currency exchange rates arising from its obligation to deliver the cash portion of the initial consideration in connection with the Transaction.

The information disclosed in this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Furthermore, the information disclosed in this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

2.1#	Implementation Deed, dated as of January 2, 2026, by and among PA Consulting Group Limited, Jacobs UK Holdings Limited, Jacobs Solutions Inc. and the persons set out in Schedule 1 thereto.

99.1	Press Release issued by Jacobs Solutions Inc., dated January 5, 2026.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

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Portions of this exhibit (indicated by “[***]”) have been omitted as the registrant has determined that (i) the omitted information is not material and (ii) the omitted information is the type that the registrant treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 5, 2026

JACOBS SOLUTIONS INC.

By:	/s/ Venk Nathamuni
Name:	Venk Nathamuni
Title:	Chief Financial Officer (Principal Financial Officer)